Exhibit 10.1B

                  Amendment #2 to Employee Stock Ownership Plan
                      of First Federal Savings Bank of Iowa




                          EMPLOYEE STOCK OWNERSHIP PLAN
                                       OF
                       FIRST FEDERAL SAVINGS BANK OF IOWA

                            (As Amended and Restated
                        Effective as of January 1, 2001)



                                    AMENDMENT
                                    ---------


9. Article IX - Section 9.3 shall be amended, effective as of January 1, 2001, to read in its entirety as follows:

                           Upon the termination of employment of a Participant
               or Former Participant for any reason other than death or Disability, that portion of the balance credited to his Account which is not vested at the date of such termination shall be forfeited upon the earliest of (a) full distribution of the vested portion of the Account or (b) the fifth anniversary following the date of re- employment. The proceeds of such forfeited amounts, reduced by any amounts required to be credited because of re-employment pursuant to section 9.4, shall be treated as Forfeitures and shall be disposed of as provided in section 9.5. If no portion of the balance credited to an Account of a Participant or Former Participant is vested as of the date of his termination of employment, a distribution of $0, representing full distribution of the Account, shall be deemed to have been made to the Participant or Former Participant on such date.


10. Article IX - Section 9.4 shall be amended, effective as of January 1, 2001, by adding a new sentence at the end thereof to read as follows:

                    (a) If an Employee forfeited any amount of the balance credited to his Account upon his termination of employment, and is re-employed by any Affiliated Employer prior to the occurrence of five consecutive One-Year Breaks in Service, then:

                           (i) an amount equal to the Fair Market Value of the Shares forfeited, determined as of the date of forfeiture; and

                           (ii) the amount credited to his General Investment
               Account that was forfeited, determined as of the date of forfeiture;

               shall be credited back to his Account; provided, however, that the Employee repays the amount distributed to him from his Account as a result of such termination no later than the fifth anniversary of his re-employment or the end of the fifth Plan Year to begin after such distribution, whichever is earlier. Such amounts to be re-credited shall be obtained from the proceeds of the forfeited

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               amounts redeemed pursuant to section 9.3 during the Plan Year in which the repayment is made, unless such proceeds are insufficient, in which case the Employee's Participating Employer shall make an additional contribution in the amount of such deficiency. For purposes of this section 9.4, a Participant or Former Participant who received a distribution of $0, shall be deemed to have made repayment on the date of re-employment with an Employer.


11. Article XIII - Section 13.3(a) shall be amended, effective as of January 1, 2001, by adding a new sentence at the end thereof to read as follows:

               If an Account of a Participant or Former Participant does not contain any vested amounts as of the date of his termination of employment with all Affiliated Employers, a distribution of $0, representing full distribution of the Account, shall be deemed to have been made to the Participant or Former Participant on such date.


         IN WITNESS WHEREOF, this Amendment has been signed by an officer of First Federal Savings Bank of Iowa thereunto duly authorized.



                                             FIRST FEDERAL SAVINGS BANK
                                             OF IOWA



                                             By ______________________________
                                                      Name:
                                                      Title:



                                             Date: ___________________________